Exhibit 99.1

TRI POINTE GROUP, INC. REPORTS 2020 SECOND QUARTER RESULTS

-June Net New Home Orders up 28% Year-Over-Year-
-Backlog Dollar Value up 17% Year-Over-Year-
-Homebuilding Gross Margin Percentage of 21.6%-
-Diluted Earnings Per Share of $0.43-
IRVINE, Calif., July 24, 2020 / TRI Pointe Group, Inc. (the “Company”) (NYSE:TPH) today announced results for the second quarter ended June 30, 2020.
“TRI Pointe Group experienced a significant rebound from the initial weeks of the COVID-19 pandemic, with double-digit revenue growth and significant margin expansion as compared to the prior-year period, as well as improving order trends as the second quarter of 2020 progressed,” said TRI Pointe Group Chief Executive Officer Doug Bauer. “Net income for the quarter was $56.5 million, or $0.43 per diluted share, representing a 115% improvement over the prior-year period. Excluding the impact of costs related to the early extinguishment of debt and a workforce reduction plan, net income was $65.9 million, or $0.51 per diluted share. These results are a testament to the resiliency of our Company and underscore the heightened demand for single-family homes that currently exists in our country.”
Mr. Bauer continued, “Following the initial shock to the economy brought about by the COVID-19 pandemic, order activity steadily improved as the second quarter progressed, culminating in a 28% year-over-year improvement in net new home orders for the month of June, including a 36% year-over-year increase in California. This momentum has carried into July, with net new home orders up over 40% for the first three weeks of the month as compared to the prior-year period. The order activity has been broad-based, both from a geographic and product segment standpoint, and we have been actively raising prices in most markets in response to the strong demand.”
Mr. Bauer concluded, “While the long-term impact of the virus on the economy and our industry remains unclear, TRI Pointe Group is well positioned to navigate these uncertain times thanks to our seasoned management team, our well capitalized balance sheet and our strong market positioning. In addition, our team members have done an excellent job adapting to this new environment, giving me confidence that our Company will emerge from this health crisis a better and more efficient homebuilder.”
Results and Operational Data for Second Quarter 2020 and Comparisons to Second Quarter 2019
•Net income was $56.5 million, or $0.43 per diluted share, compared to $26.3 million, or $0.18 per diluted share. In the second quarter of 2020, the Company recorded costs related to the early extinguishment and refinancing of a portion of its Senior Notes due 2021 in connection with the issuance of its Senior Notes due 2028 during the quarter. The charge incurred was $6.9 million and is included in other expense (income), net on the Company's consolidated statements of operations. In addition, the Company incurred $5.5 million of restructuring charges related to a workforce reduction plan that was implemented in the second quarter of 2020. Excluding these items, adjusted net income was $65.9 million, or $0.51 per diluted share, for the second quarter of 2020.*
•Home sales revenue of $766.9 million compared to $692.1 million, an increase of 11%
◦New home deliveries of 1,229 homes compared to 1,125 homes, an increase of 9%
◦Average sales price of homes delivered of $624,000 compared to $615,000, an increase of 1%
•Homebuilding gross margin percentage of 21.6% compared to 17.0%, an increase of 460 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 24.6%*
•SG&A expense as a percentage of homes sales revenue of 10.8% compared to 12.1%, a decrease of 130 basis points
•Net new home orders of 1,332 compared to 1,491, a decrease of 11%

•Active selling communities averaged 144.3 compared to 146.0, a decrease of 1%
◦Net new home orders per average selling community were 9.2 orders (3.1 monthly) compared to 10.2 orders (3.4 monthly)
◦Cancellation rate of 21% compared to 16%
•Backlog units at quarter end of 2,558 homes compared to 2,208, an increase of 16%
◦Dollar value of backlog at quarter end of $1.7 billion compared to $1.4 billion, an increase of 17%
◦Average sales price of homes in backlog at quarter end of $656,000 compared to $652,000, an increase of 1%
•Ratios of debt-to-capital and net debt-to-net capital of 39.4% and 30.2%*, respectively, as of June 30, 2020
•Issued $350 million aggregate principal amount of 5.70% Senior Notes due 2028
◦Proceeds from the issuance during the quarter were used to pay off $216 million of the $300 million of Senior Notes due 2021 that were tendered in a cash tender offer, with the remainder of the notes redeemed in early July.
•Ended the second quarter of 2020 with total liquidity of $1.0 billion, including cash and cash equivalents of $474.5 million and $559.4 million of availability under the Company’s unsecured revolving credit facility

* See “Reconciliation of Non-GAAP Financial Measures”

“The health and safety of our employees, trade partners and customers continues to be our top priority as we conduct our business in the era of COVID-19”, said TRI Pointe Group President and Chief Operating Officer Tom Mitchell. “We have implemented a number of safety protocols across our organization that encourage social distancing and allow for employees to work from home in an effort to limit the spread of the virus. Fortunately, we have been successful in our sales efforts despite the reduced in-person interaction, thanks to our virtual sales capabilities and the investments we have made in our online presence. We believe this new way of shopping for a home will be a lasting shift in consumer behavior and will lead to a more efficient sales model over time.”
Outlook
There remains significant uncertainty regarding COVID-19 and future developments, including the duration and severity of the outbreak, as well as the related short-term and long-term impacts on the economy. The following outlook is based on the Company’s backlog as of June 30, 2020, current market dynamics and management’s estimates. Actual results could differ due to, among other things, the effects of the COVID-19 pandemic, including the severity and duration of the outbreak and disruptions to the economy that may result from the pandemic.

For the third quarter of 2020, the Company anticipates delivering between 1,100 and 1,200 homes at an average sales price between $620,000 and $630,000. The Company expects its homebuilding gross margin percentage will be in the range of 20.0% to 21.0% for the third quarter of 2020 and anticipates its SG&A expense as a percentage of homes sales revenue will be in the range of 10.2% to 10.7% during such period. Lastly, the Company expects its effective tax rate for the third quarter of 2020 will be in the range of 25% to 26%.

For the full year, the Company anticipates delivering between 4,400 and 4,700 homes at an average sales price between $620,000 and $630,000. In addition, the Company expects homebuilding gross margin percentage will be in the range of 20.0% to 21.0% for the full year and anticipates its SG&A expense as a percentage of homes sales revenue will be in the range of 11.0% to 11.5%. Finally, the Company expects its effective tax rate for the full year will be in the range of 24% to 25%.

Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Friday, July 24, 2020.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, and Glenn Keeler, Chief Financial Officer.
Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at presentation slides on the internet through the Investors section of the Company’s website at www.TRIPointeGroup.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the TRI Pointe Group Second Quarter 2020 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13706410. An archive of the webcast will also be available on the Company’s website for a limited time.
About TRI Pointe Group®
Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is a family of premium, regional homebuilders that designs, builds, and sells homes in major U.S. markets. As one of the top 10 largest public homebuilding companies based on revenue in the United States, TRI Pointe Group combines the resources, operational sophistication, and leadership of a national organization with the regional insights, community ties, and agility of local homebuilders. The TRI Pointe Group family includes Maracay® in Arizona, Pardee Homes® in California and Nevada, Quadrant Homes® in Washington, Trendmaker® Homes in Texas, TRI Pointe Homes® in California, Colorado and the Carolinas, and Winchester® Homes* in Maryland and Virginia. TRI Pointe Group was named 2019 Builder of the Year by Builder and Developer magazine, recognized in Fortune magazine’s 2017 100 Fastest-Growing Companies list, and garnered the 2015 Builder of the Year Award by Builder magazine. The company was also named one of the Best Places to Work in Orange County by the Orange County Business Journal in 2016, 2017, 2018 and 2019. For more information, please visit www.TriPointeGroup.com.
*Winchester is a registered trademark and is used with permission.

Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing COVID-19 pandemic, which are highly uncertain and subject to rapid change, cannot be predicted and will depend upon future developments, including the severity and the duration of the outbreak, the duration of existing and future social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability and efficacy of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; raw material and labor prices and availability; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the re-occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TRIPointeGroup.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change	% Change	2020	2019	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$766,942	$692,138	$74,804	11%	$1,361,780	$1,184,841	$176,939	15%
Homebuilding gross margin	$165,508	$117,454	$48,054	41%	$287,464	$188,621	$98,843	52%
Homebuilding gross margin %	21.6%	17.0%	4.6%		21.1%	15.9%	5.2%
Adjusted homebuilding gross margin %*	24.6%	19.6%	5.0%		24.1%	19.1%	5.0%
SG&A expense	$82,748	$83,919	$(1,171)	(1)%	$165,222	$161,505	$3,717	2%
SG&A expense as a % of home sales revenue	10.8%	12.1%	(1.3)%		12.1%	13.6%	(1.5)%
Net income	$56,528	$26,262	$30,266	115%	$88,411	$26,333	$62,078	236%
Adjusted net income*	$65,921	$26,262	$39,659	151%	$97,841	$26,333	$71,508	272%
Adjusted EBITDA*	$120,771	$63,617	$57,154	90%	$188,727	$91,766	$96,961	106%
Interest incurred	$21,828	$21,962	$(134)	(1)%	$42,607	$45,335	$(2,728)	(6)%
Interest in cost of home sales	$21,801	$18,071	$3,730	21%	$38,623	$32,262	$6,361	20%

Other Data:
Net new home orders	1,332	1,491	(159)	(11)%	2,993	2,812	181	6%
New homes delivered	1,229	1,125	104	9%	2,187	1,939	248	13%
Average sales price of homes delivered	$624	$615	$9	1%	$623	$611	$12	2%
Cancellation rate	21%	16%	5%		17%	15%	2%
Average selling communities	144.3	146.0	(1.7)	(1)%	142.4	147.0	(4.6)	(3)%
Selling communities at end of period	145	146	(1)	(1)%
Backlog (estimated dollar value)	$1,679,068	$1,438,548	$240,520	17%
Backlog (homes)	2,558	2,208	350	16%
Average sales price in backlog	$656	$652	$4	1%

	June 30,	December 31,
	2020	2019	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$474,545	$329,011	$145,534	44%
Real estate inventories	$3,012,622	$3,065,436	$(52,814)	(2)%
Lots owned or controlled	29,800	30,029	(229)	(1)%
Homes under construction (1)	2,326	2,269	57	3%
Homes completed, unsold	198	343	(145)	(42)%
Debt	$1,416,189	$1,283,985	$132,204	10%
Stockholders’ equity	$2,175,799	$2,186,530	$(10,731)	(0.5)%
Book capitalization	$3,591,988	$3,470,515	$121,473	4%
Ratio of debt-to-capital	39.4%	37.0%	2.4%
Ratio of net debt-to-net capital*	30.2%	30.4%	(0.2)%
__________
(1)  Homes under construction included 49 and 78 models at June 30, 2020 and December 31, 2019, respectively.
* See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019
Assets	(unaudited)
Cash and cash equivalents	$474,545	$329,011
Receivables	87,580	69,276
Real estate inventories	3,012,622	3,065,436
Investments in unconsolidated entities	36,040	11,745
Goodwill and other intangible assets, net	159,626	159,893
Deferred tax assets, net	39,744	49,904
Other assets	167,747	173,425
Total assets	$3,977,904	$3,858,690

Liabilities
Accounts payable	$71,086	$66,120
Accrued expenses and other liabilities	314,818	322,043
Loans payable	250,000	250,000
Senior notes	1,166,189	1,033,985
Total liabilities	1,802,093	1,672,148

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 130,325,865 and 136,149,633 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,303	1,361
Additional paid-in capital	482,111	581,195
Retained earnings	1,692,385	1,603,974
Total stockholders’ equity	2,175,799	2,186,530
Noncontrolling interests	12	12
Total equity	2,175,811	2,186,542
Total liabilities and equity	$3,977,904	$3,858,690

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Homebuilding:
Home sales revenue	$766,942	$692,138	$1,361,780	$1,184,841
Land and lot sales revenue	220	5,183	220	6,212
Other operations revenue	648	637	1,266	1,235
Total revenues	767,810	697,958	1,363,266	1,192,288
Cost of home sales	601,434	574,684	1,074,316	996,220
Cost of land and lot sales	374	5,562	576	7,057
Other operations expense	624	627	1,248	1,217
Sales and marketing	45,194	47,065	87,831	86,054
General and administrative	37,554	36,854	77,391	75,451
Restructuring charges	5,549	—	5,549	—
Homebuilding income from operations	77,081	33,166	116,355	26,289
Equity in loss of unconsolidated entities	(25)	(26)	(39)	(51)
Other (expense) income, net	(6,328)	153	(5,955)	6,394
Homebuilding income before income taxes	70,728	33,293	110,361	32,632
Financial Services:
Revenues	2,296	756	3,890	1,058
Expenses	1,285	627	2,364	948
Equity in income of unconsolidated entities	2,932	1,972	4,488	2,747
Financial services income before income taxes	3,943	2,101	6,014	2,857
Income before income taxes	74,671	35,394	116,375	35,489
Provision for income taxes	(18,143)	(9,132)	(27,964)	(9,156)
Net income	$56,528	$26,262	$88,411	$26,333
Earnings per share
Basic	$0.43	$0.18	$0.67	$0.19
Diluted	$0.43	$0.18	$0.67	$0.18
Weighted average shares outstanding
Basic	130,292,563	142,244,166	132,326,856	142,055,766
Diluted	130,506,567	142,471,191	132,763,775	142,431,725

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
New Homes Delivered:
Maracay	165	$525	106	$525	305	$519	180	$529
Pardee Homes	362	669	325	599	619	680	567	581
Quadrant Homes	40	916	67	1,051	92	871	111	1,024
Trendmaker Homes	254	477	250	468	463	469	404	463
TRI Pointe Homes	292	707	281	686	518	705	523	697
Winchester Homes	116	635	96	642	190	632	154	615
Total	1,229	$624	1,125	$615	2,187	$623	1,939	$611

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
New Homes Delivered:
California	490	$737	408	$661	829	$747	736	$669
Colorado	55	595	81	569	119	580	153	559
Maryland	75	556	68	533	130	558	106	509
Virginia	41	777	28	906	60	791	48	849
Arizona	165	525	106	525	305	519	180	529
Nevada	109	505	117	613	189	515	201	578
Texas	254	477	250	468	463	469	404	463
Washington	40	916	67	1,051	92	871	111	1,024
Total	1,229	$624	1,125	$615	2,187	$623	1,939	$611

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Net New Home Orders:
Maracay	162	19.0	253	15.0	402	16.9	414	13.4
Pardee Homes	423	44.0	522	44.5	898	43.0	955	44.4
Quadrant Homes	105	9.5	67	6.5	231	8.3	142	6.9
Trendmaker Homes	205	29.8	247	37.5	439	30.1	490	38.6
TRI Pointe Homes	327	30.3	294	28.5	741	31.4	589	29.6
Winchester Homes	110	11.7	108	14.0	282	12.7	222	14.1
Total	1,332	144.3	1,491	146.0	2,993	142.4	2,812	147.0

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Net New Home Orders:
California	598	54.0	616	54.0	1,262	54.9	1,133	54.3
Colorado	50	3.8	56	6.3	109	4.1	137	6.6
Maryland	80	8.5	84	10.0	203	9.1	168	9.9
Virginia	30	3.3	24	4.0	79	3.6	54	4.2
Arizona	162	19.0	253	15.0	402	16.9	414	13.4
Nevada	102	16.5	144	12.7	268	15.4	274	13.1
Texas	205	29.7	247	37.5	439	30.1	490	38.6
Washington	105	9.5	67	6.5	231	8.3	142	6.9
Total	1,332	144.3	1,491	146.0	2,993	142.4	2,812	147.0

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of June 30, 2020			As of June 30, 2019
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Backlog:
Maracay	427	$255,916	$599	385	$211,935	$550
Pardee Homes	739	494,785	670	790	602,054	762
Quadrant Homes	228	213,093	935	77	65,968	857
Trendmaker Homes	321	146,650	457	399	195,871	491
TRI Pointe Homes	552	383,826	695	384	252,708	658
Winchester Homes	291	184,798	635	173	110,012	636
Total	2,558	$1,679,068	$656	2,208	$1,438,548	$652

	As of June 30, 2020			As of June 30, 2019
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Backlog:
California	985	$689,789	$700	853	$671,695	$787
Colorado	90	54,170	602	128	73,429	574
Maryland	190	108,856	573	123	63,321	515
Virginia	101	75,942	752	50	46,691	934
Arizona	427	255,916	599	385	211,935	550
Nevada	216	134,652	623	193	109,638	568
Texas	321	146,650	457	399	195,871	491
Washington	228	213,093	935	77	65,968	857
Total	2,558	$1,679,068	$656	2,208	$1,438,548	$652

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	June 30,	December 31,
	2020	2019
Lots Owned or Controlled(1):
Maracay	3,490	3,730
Pardee Homes	12,950	13,267
Quadrant Homes	1,010	1,103
Trendmaker Homes	4,213	4,034
TRI Pointe Homes	6,369	6,170
Winchester Homes	1,768	1,725
Total	29,800	30,029

	June 30,	December 31,
	2020	2019
Lots Owned or Controlled(1):
California	14,148	14,677
Colorado	1,126	1,033
Maryland	1,050	1,140
Virginia	718	585
Arizona	3,490	3,730
Nevada	2,024	2,026
North Carolina	1,909	1,590
South Carolina	112	111
Texas	4,213	4,034
Washington	1,010	1,103
Total	29,800	30,029

	June 30,	December 31,
	2020	2019
Lots by Ownership Type:
Lots owned	21,749	22,845
Lots controlled(1)	8,051	7,184
Total	29,800	30,029
__________
(1) As of June 30, 2020 and December 31, 2019, lots controlled included lots that were under land option contracts or purchase contracts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended June 30,
	2020	%	2019	%
	(dollars in thousands)
Home sales revenue	$766,942	100.0%	$692,138	100.0%
Cost of home sales	601,434	78.4%	574,684	83.0%
Homebuilding gross margin	165,508	21.6%	117,454	17.0%
Add: interest in cost of home sales	21,801	2.8%	18,071	2.6%
Add: impairments and lot option abandonments	1,380	0.2%	288	0.0%
Adjusted homebuilding gross margin	$188,689	24.6%	$135,813	19.6%
Homebuilding gross margin percentage	21.6%		17.0%
Adjusted homebuilding gross margin percentage	24.6%		19.6%

	Six Months Ended June 30,
	2020	%	2019	%
Home sales revenue	$1,361,780	100.0%	$1,184,841	100.0%
Cost of home sales	1,074,316	78.9%	996,220	84.1%
Homebuilding gross margin	287,464	21.1%	188,621	15.9%
Add: interest in cost of home sales	38,623	2.8%	32,262	2.7%
Add: impairments and lot option abandonments	1,729	0.1%	5,490	0.5%
Adjusted homebuilding gross margin(1)	$327,816	24.1%	$226,373	19.1%
Homebuilding gross margin percentage	21.1%		15.9%
Adjusted homebuilding gross margin percentage(1)	24.1%		19.1%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	June 30, 2020	December 31, 2019
Loans payable	$250,000	$250,000
Senior notes	1,166,189	1,033,985
Total debt	1,416,189	1,283,985
Stockholders’ equity	2,175,799	2,186,530
Total capital	$3,591,988	$3,470,515
Ratio of debt-to-capital(1)	39.4%	37.0%

Total debt	$1,416,189	$1,283,985
Less: Cash and cash equivalents	(474,545)	(329,011)
Net debt	941,644	954,974
Stockholders’ equity	2,175,799	2,186,530
Net capital	$3,117,443	$3,141,504
Ratio of net debt-to-net capital(2)	30.2%	30.4%
__________
(1) The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2) The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP. EBITDA means net income before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation, (f) impairments and lot option abandonments, (g) early loan termination costs and (h) restructuring charges. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net income	$56,528	$26,262	$88,411	$26,333
Interest expense:
Interest incurred	21,828	21,962	42,607	45,335
Interest capitalized	(21,828)	(21,962)	(42,607)	(45,335)
Amortization of interest in cost of sales	21,806	18,107	38,628	32,440
Provision for income taxes	18,143	9,132	27,964	9,156
Depreciation and amortization	6,720	6,477	12,176	11,561
EBITDA	103,197	59,978	167,179	79,490
Amortization of stock-based compensation	3,786	3,351	7,411	6,786
Impairments and lot option abandonments	1,380	288	1,729	5,490
Early loan termination costs	6,859	—	6,859	—
Restructuring charges	5,549	—	5,549	—
Adjusted EBITDA	$120,771	$63,617	$188,727	$91,766

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

 The following table contains information about our operating results reflecting certain adjustments to income before income taxes, (provision) benefit for income taxes, net income, net income available to common stockholders and earnings per share (diluted). We believe reflecting these adjustments is useful to investors in understanding our recurring operations by eliminating the varying effects of certain non-routine events, and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.

	Three Months Ended June 30, 2020				Six Months Ended June 30, 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
	(in thousands, except per share amounts)
Income before income taxes	$74,671	$12,408	(1)	$87,079	$116,375	$12,408	(1)	$128,783
Provision for income taxes	(18,143)	(3,015)	(2)	(21,158)	(27,964)	(2,978)	(2)	(30,942)
Net income	$56,528	$9,393		$65,921	$88,411	$9,430		$97,841
Earnings per share
Diluted	$0.43			$0.51	$0.67			$0.74
Weighted average shares outstanding
Diluted	130,507			130,507	132,764			132,764

Effective tax rate	24.3%			24.3%	24.0%			24.0%
_________
(1)Includes (i) a $6.9 million charge related to the early extinguishment of a portion of our Senior Notes due 2021, which is included in other (expense) income, net on our consolidated statements of operations, and (ii) $5.5 million of restructuring charges related to a workforce reduction plan.
(2)Includes a tax adjustment to reflect the higher pretax earnings associated with the aforementioned adjustments.